CONFIDENTIAL TREATMENT REQUESTED	EXHIBIT 10.83

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(B)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT IS REQUESTED AND IS NOTED WITH “[CONFIDENTIAL TREATMENT REQUESTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Omnibus Amendment
to Senior Convertible
Promissory Note Purchase
Agreement and Registration
Rights Agreement

CONFIDENTIAL TREATMENT REQUESTED

OMNIBUS AMENDMENT TO SENIOR CONVERTIBLE
PROMISSORY NOTE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

        THIS OMNIBUS AMENDMENT TO SENIOR CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of April 20, 2006 by and between Alliance Pharmaceutical Corp., a New York corporation (the “Company”), and each individual or entity that has entered into this Amendment by executing a counterpart signature page hereto as a “Lender” (collectively, the “Lenders”). Capitalized terms used in this Amendment but not defined herein shall have their respective meanings set forth in the Note Purchase Agreement or Registration Rights Agreement, as the case may be.

Recitals:

        WHEREAS, the Company and the Lenders have previously entered into that certain Senior Convertible Promissory Note Purchase Agreement dated September 21, 2004 (the “Note Purchase Agreement”) and that certain Registration Rights Agreement dated September 21, 2004 (the “Registration Rights Agreement”);

        WHEREAS, pursuant to the Note Purchase Agreement, the Company issued and sold Notes to the Lenders in the aggregate principal amount of $11,500,000;

        WHEREAS, the Notes become due and payable on March 24, 2006; and

        WHEREAS, the Lenders and the Company now desire to amend the Note Purchase Agreement and the Registration Rights Agreement and to amend and restate the Notes to: (i) extend the maturity date of such Notes from March 24, 2006 to April 1, 2007, (ii) increase the rate of interest to be paid on the principal amount under such Notes from and after March 25, 2006 from 6% to 10%, and (iii) to provide for certain additional terms and agreements, all as more fully set forth in this Amendment.

Agreement:

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Lenders hereby agree as follows:

1.    Amendments to Note Purchase Agreement.

        1.1    Amended and Restated Notes. At the Closing (defined in Section 5 below), the Notes shall be amended and restated in the form attached hereto as Exhibit A to this Amendment (the “Amended and Restated Note”). At the Closing, each original Note will be cancelled, and the Company shall issue to each Lender an Amended and Restated Note in the principal amount indicated next to each such Lender’s name on Exhibit B hereto.

CONFIDENTIAL TREATMENT REQUESTED

        1.2    Section 1.1 of the Note Purchase Agreement. The definition of each of “Conversion Price” and “Notes” set forth in Section 1.1 of the Note Purchase Agreement is hereby amended and restated to read as follows:

            “‘Conversion Price’ equals $0.17 (as adjusted for stock splits, combinations, recapitalizations and the like)"; and

            “‘Notes’ means the Amended and Restated Notes in the form attached to this Amendment as Exhibit A, which are issuable to the Lenders pursuant to this Amendment.”

        1.3    Section 4.12(l). The parties hereto acknowledge and agree that the covenant set forth in Section 4.12(l) of the Note Purchase Agreement related to a restriction on the amount of the Company’s cash on hand is no longer of any force or effect as a result of that certain Development, License and Supply Agreement dated May 13, 2005 (the “Double-Crane Agreement”) by and between PFC Therapeutics, LLC and Beijing Double-Crane Pharmaceutical Co., Ltd. (“Double-Crane”).

2.    Registration Rights.

        2.1    Amendment to Registration Rights Agreement. Notwithstanding anything to the contrary set forth in this Amendment, the Note Purchase Agreement or the Registration Rights Agreement, the shares of common stock of the Company that may become issuable to each Lender as a result of the reduction in the Conversion Price and/or the accrual of interest on each applicable Amended and Restated Note shall not be deemed Registrable Securities under the Registration Rights Agreement, nor shall the Company be required to amend the Registration Statement or file a new registration statement to cover any such shares of common stock, except as set forth in Sections 2.2 and 2.3 of this Amendment. To the extent the Lender Committee exercises its demand registration rights as set forth in Section 2.2 of this Amendment, then such Additional Shares so registered shall be deemed Registrable Securities and such Additional Registration Statement shall be deemed a Registration Statement for purposes of the Registration Rights Agreement, including, without limitation, Sections 4, 5, 6 and 7 of the Registration Rights Agreement.

        2.2    Demand Registration. The Registration Rights Agreement is hereby amended to add a new Section 2.1(a)(ii) immediately following existing Section 2(a), such new Section 2(a)(ii) to read as follows:

CONFIDENTIAL TREATMENT REQUESTED

“2(a)(ii) Additional Shares. Upon the written demand of a majority of the members of the Lender Committee, the Company shall prepare and file with the Commission one or more registration statements on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available) (each, an “Additional Registration Statement”) to effect a registration for resale of the additional shares of Common Stock that shall become issuable as a result of the reduction in the conversion price of the Notes from $0.25 to $0.17 as well as the interest that shall accrue on the Notes from March 25, 2006 until the date of maturity of such Notes (the “Additional Shares”)), covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Each such Additional Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Each Additional Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(a) to the Lenders and their counsel prior to its filing or other submission. If an Additional Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the Commission within 30 Business Days after the request of the Lender Committee is received by the Company, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate principal amount invested by the Lenders that is attributable to such Additional Shares for each 30-day period or pro rata for any portion thereof following the date by which such Additional Registration Statement should have been filed for which no Additional Registration Statement is filed with respect to the Additional Shares. Such payments shall be in partial compensation to the Lenders, and shall not constitute the Lenders’ exclusive remedy for such events. Such payments shall be made to each Investor in cash. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within three (3) Business Days of the last day of each such 30-day period during which the Additional Registration Statement should have been filed for which no Additional Registration Statement was filed with respect to the Additional Shares. The Lender Committee shall no longer have the right to demand such registration pursuant to this Section 2(a)(ii) after it has made four (4) such demands.

        2.3    Effectiveness. The Registration Rights Agreement is hereby amended to add a new Section 3(a)(ii) immediately following existing Section 3(a), such new Section 3.1(a)(ii) to read as follows:

CONFIDENTIAL TREATMENT REQUESTED

“3(a)(ii) Effectiveness. The Company shall use commercially reasonable efforts to have each Additional Registration Statement declared effective as soon as practicable. The Company shall notify the Lenders by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Additional Registration Statement is declared effective and shall simultaneously provide the Lenders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If an Additional Registration Statement covering the Additional Shares is not declared effective by the Commission within ninety (90) days following the time such Additional Registration Statement was required to be filed pursuant to Section 2(a)(ii) (or one hundred twenty days if reviewed by the SEC), or (B) after an Additional Registration Statement has been declared effective by the Commission, sales cannot be made pursuant to such Additional Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Additional Registration Statement), but excluding the inability of any Investor to sell the Additional Shares covered thereby due to market conditions and except as excused pursuant to subparagraph 3.1(a)(iii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate principal amount invested by the Lenders that is attributable to such Additional Shares for each 30- day period or pro rata for any portion thereof following the date by which such Additional Registration Statement should have been effective (the “Additional Registration Blackout Period”). Such payments shall be in partial compensation to the Lenders, and shall not constitute the Lenders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Additional Registration Blackout Period until the termination of the Additional Registration Blackout Period. Such payments shall be made to each Investor in cash.

3.     Covenant Regarding Strategic Transaction. After the date hereof, the Company will use its reasonable best efforts to identify a third party with which to enter into a transaction related to the sale, assignment, license or other transfer of the assets and/or intellectual property rights of the Company related to the technology known as “Oxygent” (the “Oxygent Assets”). Such a transaction may be in the form of a merger, sale of assets, licensing arrangement or other arrangement, in each case subject to the Lender Committee approval requirements set forth in Section 4.12 of the Note Purchase Agreement. Such reasonable best efforts shall include the retention of a reputable investment banking firm knowledgeable in the industry or industries relevant to the Oxygent Assets.

4.    Payment Sharing Arrangement.

        4.1    Royalties. The Company, or its successor, will pay the Lenders, on a pro rata basis calculated based on the pro rata percentage set forth next to each Lender’s name on Exhibit B hereto, fifty percent (50%) of all royalties actually received by the Company, or its successor, (in each case net of any payments due any third party from royalties actually received by the Company, or its successor, based on an agreement or agreements that are already in existence on the date of this Amendment) from a third party based on sales of any product incorporating the Oxygent Assets (an “Oxygent Product”) anywhere in the world up to a total maximum aggregate of $11,419,113 (which represents the total outstanding amount of principal and accrued interest under the Notes as of March 24, 2006). To the extent the Company, or its successor, commercializes and sells any Oxygent Product directly (i.e., there is no royalty due to the Company, or its successor, on such sale), then the Company (or its successor) will pay to the Lenders (pro rata based on the pro rata percentages set forth next to each Lender’s name on Exhibit B hereto) a CONFIDENTIAL TREATMENT REQUESTED royalty on Net Sales (defined below), which amount will also be applied to the total maximum aggregate of $11,419,113 that could be paid to the Lenders pursuant to this Section 4.1 and/or Section 4.2 below.

CONFIDENTIAL TREATMENT REQUESTED

        4.2    Milestones. In addition to the payments required by Section 4.1, but subject to the limitation set forth in 4.3 below, if the Oxygent Assets are not sold or otherwise transferred to a third party in a transaction approved by the Lender Committee in accordance with Section 3 of this Amendment and Section 4.12 of the Note Purchase Agreement prior to December 31, 2006, then the Company, or its successor, will also pay the Lenders fifty percent (50%) of each milestone payment actually received from a third party (in each case net of any payments due any third party from milestone payments actually received by the Company, or its successor, based on an agreement or agreements that are already in existence on the date of this Amendment) in connection with the development of any Oxygent Product anywhere in the world on or after the date of this Amendment, but excluding the milestone payment to be paid to the Company by Double-Crane pursuant to the Section 7.2 of the Double Crane Agreement. Notwithstanding the foregoing, the Lender Committee may waive the milestone sharing obligation set forth in this Section 4.2 on behalf of all Lenders at any time or with respect to any transaction entered into after December 31, 2006.

        4.3    Payments. Any payments due pursuant to this Section 4 shall be calculated and reported for each calendar quarter. All payments due to the Lenders pursuant to this Section 4 shall be paid (on a pro rata basis in accordance with Exhibit B hereto) within sixty (60) days after the end of each calendar quarter. Each payment shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the payment made. For the avoidance of doubt, the total maximum amount of payments to be made by the Company, or its successor, pursuant to this Section 4 shall not in any event exceed $11,419,113. To the extent the payments to be made pursuant to this Section 4 are deemed contingent interest on the Amended and Restated Notes, it is the intent of the parties that such payments be exempt from the California usury laws pursuant to Section 25118 of the California Corporations Code.

        4.4    Inspection Rights.

            (a)     The Lenders, upon reasonable written notice from holders of at least a majority of the principal amount of the Amended and Restated Notes as of the date hereof, shall have the right to appoint an independent certified public accountant to inspect the Company’s books and records and all other documents during normal business hours for the sole purpose of verifying the amounts payable as provided in this Section 4 for the three (3) years preceding such inspection; provided, however, that this right may not be exercised more than once in any calendar year, and said accountant shall disclose to the Lenders only information relating to the accuracy of the amount of the payments made in accordance with this Section 4.

            (b)     In the event that such inspection reveals an underpayment by the Company by at least five percent (5%) of the actual amounts owed to the Lenders, the Company shall pay the difference and shall also reimburse the Lenders for the cost of such inspection. Otherwise, the Lenders shall bear the cost of such inspection on a pro rata basis in accordance with Exhibit B.

CONFIDENTIAL TREATMENT REQUESTED

        4.5    Taxes. Any income or other taxes which the Company is required to pay or withhold on behalf of any Lender with respect to amounts payable to any Lender under this Amendment shall be deducted from such amounts payable. The Company shall furnish each such Lender with proof of such payments. Any such tax required to be paid or withheld shall be an expense of each Lender and borne solely by each such Lender.

        4.6    Continuing Obligation.

            (a)     The Company’s, or its successor’s, obligation to make payments to each Lender pursuant to this Section 4 shall continue until the total maximum aggregate amount of $11,419,113 has been paid to the Lenders on a pro rata basis calculated as set forth in this Section 4, regardless of whether the Amended and Restated Notes are repaid in full or converted into common stock of the Company or its successor.

            (b)     The Company may sell, assign or otherwise transfer (by operation of law or merger) the Oxygent Assets (or rights therein) to a third party, only upon the condition that the purchaser, assignee or transferee expressly assumes the obligations to the Lenders set forth in this Section 4 of this Amendment.

        4.7    Definition of Net Sales. “Net Sales” shall mean the gross amount actually received by Company, or its successor, from third parties from sales of Oxygent Products, less the following items, as allocable to such Oxygent Product (if not previously deducted from the amount invoiced): (i) trade discounts, credits or allowances, (ii) credits or allowances additionally granted upon returns, rejections or recalls, (iii) freight, shipping and insurance charges, (iv) taxes, duties or other governmental tariffs (other than income taxes) and (v) government mandated rebates.

5.    Closing.

        5.1    Escrow of Signatures and Notes. Prior to the execution of this Amendment, the Company has circulated a package of documents to each Lender, which included this Amendment and an Amended and Restated Note. In order for a Lender to amend and restate its Note and become a party to this Amendment, each such Lender must execute the signature page to this Amendment and deliver such signature page along with such Lender’s original Note in trust to the Company with instructions that such Note be held for release to the Company for cancellation only at the Closing. The delivery of such signature page and original Note shall be irrevocable and such Lender shall be deemed to have elected to become a party to this Agreement, subject only to Sections 5.2 and 5.3 hereof.

        5.2    Closing Date. The Closing shall take place on the date that the conditions to Closing set forth in Section 5.3 hereof are satisfied or waived by the Company at which time the Notes shall be released to the Company for cancellation and the Amended and Restated Notes shall be executed by the Company and promptly delivered by the Company to the Lenders (the “Closing”). The Closing of the amendment and restatement of the Notes and the transactions contemplated by this Amendment shall take place at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2300, San Diego, California at 10:00 a.m. on the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED

        5.3    Conditions to Closing. The Company will hold all signatures to this Amendment and original Notes delivered to the Company by the Lenders in escrow until the Closing. The Company does not expect to conduct a Closing unless and until it has received a signature page and an original Note from Lenders holding one hundred percent (100%) of the principal amount of all outstanding Notes on or prior to April 15, 2006; provided, however, that the Company may, in its sole discretion, extend the period during which it may receive additional signatures and Notes. At such time as the Company has received the requisite number of signature pages and Notes, it shall provide notice to each Lender of the date of the Closing and promptly thereafter deliver to each Lender an Amended and Restated Note. If the Company elects not to conduct a Closing, it shall return to each applicable Lender such Lender’s signature page and original Note, and such original Note, the Note Purchase Agreement and the Registration Rights Agreement will continue in full force and effect, except that acceptance of such documents shall not constitute a waiver by any Lender of any default then existing.

6.    Miscellaneous

        6.1    Full Force and Effect. The Note Purchase Agreement and the Registration Rights Agreement, except as amended by this Amendment, shall remain in full force and effect in accordance with the provisions thereof.

        6.2    Entire Agreement. This Amendment, together with the Exhibits hereto, and the Transaction Documents, as amended by this Amendment, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        6.3    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

        6.4    Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

CONFIDENTIAL TREATMENT REQUESTED

6.5    Severability. If any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid, legal and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to Senior Convertible Promissory Note Purchase Agreement and Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALLIANCE PHARMACEUTICAL CORP.
By: /s/ Duane Roth
Name: Duane Roth
Title: Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED

        IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to Senior Convertible Promissory Note Purchase Agreement and Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF LENDER
_________________________________________
AUTHORIZED SIGNATORY
By:______________________________________
Name:
Title:
DELIVERY INSTRUCTIONS
c/o:____________________________________
Street:__________________________________
City/State/Zip:___________________________
Attention:_______________________________
Tel:____________________________________

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

AMENDED AND RESTATED NOTE

A-1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

LIST OF LENDERS

Name of Lender	Outstanding Principal Amount	Total Outstanding Principal Plus all Accrued Interest at March 24, 2006	Pro Rata Percentage of Debt
MicroCapital Fund LP	$1,200,000	$1,308,000	11.5%
MicroCapital Fund Ltd	$700,000	$763,000	6.7%
MicroCapital LLC	$100,000	$109,000	1.0%
Biomedical Value Fund, L.P	$1,200,000	$1,308,000	11.5%
Biomedical Offshore Value Fund, Ltd	$800,000	$872,000	7.6%
MedCap Partners L.P.	$1,500,000	$1,635,000	14.3%
XMARK FUND, L.P.	$650,000	$708,500	6.2%
XMARK FUND, LTD	$650,000	$708,500	6.2%
Special Situations Private Equity Fund	$997,500	$1,087,275	9.5%
Potomac Capital Partners, LP	$307,000	$334,630	2.9%
Potomac Capital International Ltd	$102,000	$111,180	1.0%
Pleiades Investment Partners - R, LP	$191,000	$208,190	1.8%
SB Venture Capital III, LLC	$298,750	$325,638	2.9%
SB Venture Capital LLC	$50,000	$54,500	0.5%
SB Venture Capital II, LLC	$50,000	$54,500	0.5%
SB Venture Capital IV, LLC	$100,000	$109,000	1.0%
Osiris Investment Partners LP	$399,000	$434,910	3.8%
Jan A. Dekker	$402,500	$438,725	3.8%
Fountainhead Fund	$87,500	$95,375	0.8%
Langley Partners, L.P.	$100,000	$109,000	1.0%
C. Leonard Gordon	$56,000	$61,040	0.5%
James B Anderson	$35,000	$38,150	0.3%
Technology Gateway Partnership, L.P.	$500,000	$545,000	4.8%

Totals:	$10,476,250	$11,419,113	100.0%

B-1